EXHIBIT 99.2

American Realty Capital Properties, Inc.
Unaudited Pro Forma Consolidated Balance Sheet

The following unaudited pro forma Consolidated Balance Sheet is presented as if American Realty Capital Properties, Inc. (“the Company” or “ARCP”) had acquired CapLease, Inc. (“CapLease”) and a portfolio of 471 properties (including three other revenue generating assets), 421 of which are subject to property leases and 50 of which are subject to direct financing leases, from certain affiliates of GE Capital (“GE Capital Portfolio”) on March 31, 2013. In conjunction with the merger with Caplease, the Company will redeem all the outstanding preferred stock for $25.00 per share as well as exchange all of the outstanding shares of CapLease’s common stock including common stock equivalents (partnership units and restricted shares) for $8.50 per share in exchange for all of the assets and liabilities of CapLease (“Merger”). In conjunction with the purchase of the GE Capital Portfolio, the Company has agreed to pay $807 million subject to certain adjustments and exclusive of closing costs in exchange for the 471 properties (including three other revenue generating assets).

The Merger is expected to close in the third quarter of 2013, However, as of June 14, 2013, the consummation of the Merger has not occurred and, although the closing of the Merger is subject to a “go-shop period” whereby CapLease is able to solicit other bids for the purchase of CapLease from other parties, a vote by the CapLease common stockholders and other customary conditions, and therefore there can be no assurance that the Merger will be consummated, the Company believes that the completion of the Merger is probable.  Accordingly, the Company can not assure that the Merger as presented in the pro forma consolidated balance sheet and statements of operations will be completed based on the terms of the Merger or at all.

The GE Capital Portfolio purchase is expected to close in the second quarter of 2013 although the interests in certain properties may not close until the third quarter of 2013. The purchase and sale agreement, however, includes provisions that allow the Company to exclude up to 20 properties as well as certain other properties based on criteria related to issues with obtaining clear title to the property and properties exceeding certain delinquency thresholds among other provisions. Therefore, the Company cannot assure that all 471 properties in the GE Capital Portfolio presented in unaudited pro forma Consolidated Balance Sheet or the pro forma Consolidated Statements of Operations will be included in the final purchased portfolio. Additionally, as of June 14, 2013, the Company has not acquired any of the properties or entities owning the properties and, although the closing of the acquisition is subject to certain conditions, including the completion of due diligence, and therefore there can be no assurance that the Company will acquire any or all of the properties or entities owning the properties, the Company believes that the completion of such acquisitions is probable.

This financial statement should be read in conjunction with the unaudited pro forma Consolidated Statement of Operations and the Company’s historical financial statements and notes thereto. The pro forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Company acquired CapLease and the GE Capital Portfolio as of March 31, 2013, nor does it purport to present the future financial position of the Company.

American Realty Capital Properties, Inc.

Unaudited Pro Forma Consolidated Balance Sheet

March 31, 2013

(In thousands)

	ARCP Historical (1)	Pro Forma Subsequent Adjustments (2)	ARCP as Adjusted	CapLease Historical (3)	Pro Forma Adjustments (4)		ARCP Pro Forma Including CapLease	GE Capital Portfolio (5)		ARCP Pro Forma Including CapLease and GE Capital Portfolio
Assets
Real estate investments, at cost:
Land	$298,280	$12,820	$311,100	$223,544	$1,503	(6)	$536,147	$71,154	(6)	$607,301
Buildings, fixtures and improvements	1,521,505	73,057	1,594,562	1,452,218	9,761	(6)	3,056,541	640,383	(6)	3,696,924
Construction in progress - land	-	-	-	1,521	-		1,521	-		1,521
Construction in progress - building and improvements	-	-	-	17,788	-		17,788	-		17,788
Acquired intangible lease assets	241,501	10,144	251,645	171,393	1,152	(6)	424,190	64,652	(6)	488,842
Total real estate investments, at cost	2,061,286	96,021	2,157,307	1,866,464	12,416		4,036,187	776,189		4,812,376
Less: accumulated depreciation and amortization	(81,207)	-	(81,207)	(324,495)	324,495	(7)	(81,207)	-		(81,207)
Total real estate investments, net	1,980,079	96,021	2,076,100	1,541,969	336,911		3,954,980	776,189		4,731,169
Cash and cash equivalents	52,412	888,979	941,391	71,869	(896,652	)(8)	116,608	-		116,608
Investment in direct financing leases, net	-	-	-	-	-		-	30,811	(17)	30,811
Investment securities, at fair value	4	-	4	59,929	-		59,933	-		59,933
Restricted cash	1,287	-	1,287	449	-		1,736	-		1,736
Prepaid expenses and other assets	15,397	-	15,397	74,684	(32,023	)(12)	58,058	-		58,058
Loans held for investment, net	-	-	-	25,334	4,053	(9)	29,387	-		29,387
Goodwill and other intangible assets	-	-	-	-	105,569	(10)	105,569	-		105,569
Deferred costs, net	38,244	-	38,244	10,022	(10,022	)(11)	38,244	-		38,244
Assets held for sale	679	-	679	-	-		679	-		679
Total assets	$2,088,102	$985,000	$3,073,102	$1,784,256	$(492,164)		$4,365,194	$807,000		$5,172,194

Liabilities and Equity
Mortgage notes payable	$265,118	$-	$265,118.00	$1,020,207	$65,428	(11)	$1,350,753	$-		$1,350,753
Derivatives, at fair value	5,012	-	5,012	-	-		5,012	-		5,012
Secured term loan	-	-	-	66,485	(3,363	)(11)	63,122	-		63,122
Unsecured credit facility	640,000	85,000	725,000	-	-		725,000	363,293	(18)	1,088,293
Secured credit agreements	-	-	-	57,009	-		57,009	-		57,009
Convertible senior notes	-	-	-	19,210	(5	)(11)	19,205	-		19,205
Accounts payable, accrued expenses and other liabilites	6,589	-	6,589	57,780	(99	)(12)	64,270	-		64,270
Deferred rent	5,270	-	5,270	-	-		5,270	-		5,270
Other long-term debt	-	-	-	30,930	(4,173	)(11)	26,757	-		26,757
Distributions payable	92	-	92	9,683	-		9,775	-		9,775
Total liabilities	922,081	85,000	1,007,081	1,261,304	57,788		2,326,173	363,293		2,689,466

Series A convertible preferred stock	5	-	5	-	-		5	-		$5
Series B convertible preferred stock	3	-	3	-	-		3	-		3
Series C convertible preferred stock	-	284	284	-	-		284	-		284
Redeemable preferred	-	-	-	171,110	(171,110	)(13)	-	-		-
Common stock	1,543	294	1,837	795	(795	)(13)	1,837	271	(19)	2,108
Additional paid-in capital	1,335,863	899,422	2,235,285	350,425	(350,425	)(13)	2,235,285	443,436	(19)	2,678,721
Accumulated other comprehensive loss	(5,018)	-	(5,018)	(399)	399	(14)	(5,018)	-		(5,018
Accumulated deficit	(290,484)	-	(290,484)	-	(27,000	)(15)	(317,484)	-		(317,484)
Total stockholders' equity	1,041,912	900,000	1,941,912	521,931	(548,931)		1,914,912	443,707		2,358,619
Non-controlling interests	124,109	-	124,109	1,021	(1,021	)(16)	124,109	-		124,109
Total equity	1,166,021	900,000	2,066,021	522,952	(549,952)		2,039,021	443,707		2,482,728
Total liabilities and equity	$2,088,102	$985,000	$3,073,102	$1,784,256	$(492,164)		$4,365,194	$807,000		$5,172,194

American Realty Capital Properties, Inc.
Notes to Unaudited Consolidated Pro Forma Balance Sheet

Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2013:

(1)	Reflects the historical Balance Sheet of American Realty Capital Properties, Inc. for the period indicated.

(2)	Reflects adjustments (1) to record ARCP property acquisitions from April 1, 2013 to May 31, 2013, and borrowings on the Company’s unsecured line of credit facility used to finance the property acquisitions, to best reflect the current portfolio and (2) for the issuance on June 7, 2013, pursuant to private placement transactions for which definitive agreements were entered into on June 4, 2013, of (i) 29.4 million shares of common stock for aggregate gross proceeds of $455.0 million and (ii) 28.4 million shares of Series C Convertible Preferred Stock for aggregate gross proceeds of $445.0 million. The Series C Convertible Preferred Stock will pay a 5.81% dividend and, at the Company's option, is redeemable for cash or convertible to common stock (subject to restrictions on the number of shares that can be issued, with the balance redeemed for cash) upon certain events. In connection with the private placement transactions described above, on June 7, 2013, the Company issued to the common stock investors 29.4 million contingent value rights and to the Series C Convertible Preferred Stock investors 28.4 million contingent value rights, which may entitle each holder of the contingent value rights to a cash payment in the future depending on certain value metrics based on the future performance of the Company's common stock, subject to certain limits. This Pro Forma Balance Sheet excludes any potential cash payments in respect of the contingent value rights because such potential cash payment, if any, cannot be determined with any degree of certainty.

(3)	Reflects the historical Balance Sheet of CapLease for the period indicated. Balances exclude the subsequent issuance of 9.4 million shares of CapLease’s common stock for proceeds of $53.8 million. Proceeds of $17.9 million were used to pay mortgage debt. These shares will be exchanged for $79.9 million in conjunction with the Merger.

(4)	Reflects pro forma adjustments to record the assets and liabilities of CapLease at their fair values and to record cash consideration of $869.7 million paid to the CapLease’s shareholders and estimated merger related costs of $27.0 million incurred in the merger transaction.

The preliminary purchase price allocation to assets acquired and liabilities assumed is provided throughout these notes.

(5)	Reflects the acquisition of the GE Capital Portfolio properties (including three other revenue generating assets). The GE Capital Portfolio balances are derived from historical balances and reflect pro forma adjustments to record the financing of the acquisition transaction and to record the portfolio at fair value.

(6)	The Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. The Company utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Amounts allocated to land, land improvements, buildings, fixtures, and tenant improvements are based on cost segregation studies performed by independent third-parties or the Company's analysis of comparable properties in its portfolio. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates and the value of in-place leases. Depreciation is computed using the straight-line method over the estimated lives of forty years for buildings, fifteen years for land improvements, five years for fixtures and the shorter of the useful life or the remaining lease term for tenant improvements.

The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as-if vacant. Factors considered in the analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period, which is estimated to be nine months. Estimates of costs to execute similar leases including leasing commissions, legal and other related expenses are also utilized. The value of in-place leases is amortized to expense over the initial term of the respective lease, which ranges from six to 13 years. If a tenant terminates its lease, the unamortized portion of the in-place lease value and intangible is charged to expense.

Above-market and below-market in-place lease values, if any, are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management's estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease. The capitalized below-market lease values will be amortized as an increase to rental income over the remaining term and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, the Company initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option. The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant's payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.

In making estimates of fair values for purposes of allocating purchase price, the Company utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The Company also considers information obtained about each property as a result of pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed. The allocations presented in the accompanying Pro Forma Consolidated Balance Sheet are substantially complete; however, there are certain items that will be finalized once additional information is received. Accordingly, these allocations are subject to revision when final information is available, although the Company does not expect future revisions to have a significant impact on its financial position or results of operations.

(7)	Reflects the elimination of CapLease’s historical accumulated depreciation and amortization upon acquisition.

(8)	Reflects cash used for Merger related activities, including $27.0 million for estimated closing costs.

(9)	Reflects an adjustment to the fair value for loans held for investment based upon discounted cash flows and estimates of current interest rates for loans with similar terms.

(10)	Amount represents preliminary adjustment to record goodwill and other intangible assets including intangibles for customer relationships. Amount is preliminary and will be finalized once the purchase price allocation to the assets and liabilities acquired is finalized.

(11)	Reflects an adjustment to the fair value of assumed debt based on discounted cash flows and estimates of current interest rates for similar debt instruments, and write-off of the related deferred financing costs.

(12)	Represents the elimination of CapLease’s existing straight-line rent adjustments.

(13)	Represents the elimination of CapLease’s capital balances.

(14)	Represents adjustment for the elimination of CapLease’s accumulated other comprehensive income balance.

(15)	Represents estimated Merger costs.

(16)	Represents an adjustment for the elimination of CapLease’s non-controlling interests related to partnership units, which will be canceled and converted to the right to receive $8.50 per partnership unit.

(17)	Represents the fair value of receivables for leases on properties accounted for as direct financing leases. Amount represents the discounted remaining cash flows on the leases.

(18)	Represents additional borrowings on the Company’s existing unsecured line of credit at an estimated annualized rate of 2.40%. Borrowings will be used for the acquisition of the GE Capital Portfolio.

(19)	Represents the hypothetical issuance of common stock at an assumed purchase price of $16.40, the proceeds of which will be used to partially fund the GE Capital Portfolio (or the Merger).

American Realty Capital Properties, Inc.

Unaudited Pro Forma Consolidated Statement Of Operations

For the three months ended March 31, 2013

(In thousands except per share data)

The following unaudited pro forma Consolidated Statements of Operations are presented as if the Company had acquired CapLease and the GE Capital Portfolio at the beginning of each period presented. These financial statements should be read in conjunction with the unaudited pro forma Consolidated Balance Sheet and the Company’s historical financial statements and notes thereto. The pro forma Consolidated Statements of Operations are unaudited and are not necessarily indicative of what the actual operations would have been had the Company consummated these transactions at the beginning of the periods nor does it purport to present the future operations of the Company.

	ARCP Historical (1)	Pro Forma Subsequent Adjustments (2)	ARCP as Adjusted	CapLease Historical (3)	Pro Forma Merger Adjustments (4)		ARCP Pro Forma Including CapLease	GE Capital Portfolio (5)	Pro Forma Acquisition Adjustments (6)		ARCP Pro Forma Including CapLease and GE Capital Portfolio
Revenues:
Rental income	$38,378	$5,101	$43,479	$35,299	$814	(7)	$79,592	$14,086	$275	(7)	$93,953
Direct financing lease income	-	-	-	-	-		-	877	-		877
Operating expense reimbursements	1,822	-	1,822	5,990	-		7,812	181	-		7,993
Other revenues	-	-	-	2,063	-		2,063	33	-		2,096
Total revenues	40,200	5,101	45,301	43,352	814		89,467	15,177	275		104,919

Operating expenses:
Acquisition related	5,582	-	5,582	-	-		5,582	-	-		5,582
Merger and other transaction related	137,769	-	137,769	-	-		137,769	-	-		137,769
Property operating	2,404	-	2,404	9,073	-		11,477	503	-		11,980
General and administrative	1,307	-	1,307	3,144	-		4,451	-	-		4,451
Equity-based compensation	876	-	876	775	(775	)(8)	876	-	-		876
Depreciation and amortization	25,109	3,559	28,668	12,026	9,435	(9)	50,129	-	11,273	(9)	61,402
Operating fees to affiliates	-	-	-	-	4,786	(10)	4,786	-	807	(10)	5,593
Total operating expenses	173,047	3,559	176,606	25,018	13,446		215,070	503	12,080		227,653
Operating income (loss)	(132,847)	1,542	(131,305)	18,334	(12,632)		(125,603)	14,674	(11,805)		(122,734)

Other income (expenses):
Interest expense	(6,202)	(985)	(7,187)	(16,297)	2,887	(11)	(20,597)	-	(2,180	)(14)	(22,777)
Income from investment securities	218	-	218	-	-		218	-	-		218
Gain on sale of investment securities	451	-	451	-	-		451	-	-		451
Loss on derivative instruments	(5)	-	(5)	-	-		(5)	-	-		(5)
Other income (expense)	35	-	35	-	-		35	-	-		35
Total other expenses	(5,503)	(985)	(6,488)	(16,297)	2,887		(19,898)	-	(2,180)		(22,078)
Income (loss) from continuing operations	(138,350)	557	(137,793)	2,037	(9,745)		(145,501)	14,674	(13,985)		(144,812)
Net income (loss) from continuing operations attributable to non-controlling interests	432	(33)	399	3	8,059	(12)	8,461	-	(41	)(12)	8,420
Net income (loss) from continuing operations attributable to stockholders	(137,918)	524	(137,394)	2,040	(1,686)		(137,040)	14,674	(14,026)		(136,392)

Discontinued operations:
Income (loss) from operations of held for sale properties	(16)	-	(16)	-	-		(16)	-	-		(16)
Loss on held for sale properties	14	-	14	-	-		14	-	-		14
Net loss from discontinued operations	(2)	-	(2)	-	-		(2)	-	-		(2)
Net from discontinued operations attributable to non-controlling interests	-	-	-	-	-		-	-	-		-
Net from discontinued operations attributable to stockholders	(2)	-	(2)	-	-		(2)	-	-		(2)

Net income (loss)	(138,352)	557	(137,795)	2,037	(9,745)		(145,503)	14,674	(13,985)		(144,814)
Dividends allocable to preferred shares	-	-	-	(3,538)	3,538	(13)	-	-	-		-
Net income (loss) attributable to non-controlling interests	432	(33)	399	3	8,059	(12)	8,461	-	(41	)(12)	8,420
Net income (loss) attributable to stockholders	$(137,920)	$524	$(137,396)	$(1,498)	$1,852		$(137,042)	$14,674	$(14,026)		$(136,394)

Earnings per share:
Basic	$(0.90)			$(0.02)			$(0.75)				$(0.65)
Fully diluted	$(0.90)			$(0.02)			$(0.75)				$(0.65)

Weighted average common shares:
Basic and diluted (15)	153,339	29,412		76,182			182,751		27,055		209,806

American Realty Capital Properties, Inc.

Unaudited Pro Forma Consolidated Statement Of Operations

For the year ended December 31, 2012

(In thousands except per share data)

	ARCP Historical (1)	Pro Forma Subsequent Adjustments (2)	ARCP as Adjusted	CapLease Historical (3)	Pro Forma Merger Adjustments (4)		ARCP Pro Forma Including CapLease	GE Capital Portfolio (5)	Pro Forma Acquisition Adjustments (6)		ARCP Pro Forma Including CapLease and GE Capital Portfolio
Revenues:
Rental income	$64,791	$109,123	$173,914	$137,126	$7,582	(7)	$318,622	$51,008	$868	(7)	$370,498
Direct financing lease income	-	-	-	-	-		-	3,231	-		3,231
Operating expense reimbursements	2,002	-	2,002	16,287	-		18,289	372	-		18,661
Other revenues	-	-	-	8,629	-		8,629	350	-		8,979
Total revenues	66,793	109,123	175,916	162,042	7,582		345,540	54,961	868		401,369

Operating expenses:
Acquisition related	42,761	-	42,761	-	-		42,761	-	-		42,761
Merger and other transaction related	2,603	-	2,603	-	-		2,603	-	-		2,603
Property operating	3,484	-	3,484	27,798	-		31,282	1,924	-		33,206
General and administrative	3,912	-	3,912	11,642	-		15,554	-	-		15,554
Equity-based compensation	1,180	-	1,180	3,200	(3,200	)(8)	1,180	-	-		1,180
Depreciation and amortization	40,700	73,972	114,672	48,189	73,972	(9)	236,833	-	45,094	(9)	281,927
Operating fees to affiliates	212	-	212	-	19,145	(10)	19,357	-	3,228	(10)	22,585
Other expenses	-	-	-	1,001	-		1,001	-	-		1,001
Total operating expenses	94,852	73,972	168,824	91,830	89,917		350,571	1,924	48,322		400,817
Operating income (loss)	(28,059)	35,151	7,092	70,212	(82,335)		(5,031)	53,037	(47,454)		552

Other income (expenses):
Interest expense	(11,856)	(16,891)	(28,747)	(67,137)	12,985	(11)	(82,899)	-	(8,719	)(14)	(91,618)
Income from investment securities, net	534	-	534	1,009	-		1,543	-	-		1,543
Gain on extinguishment of debt, net	-	-	-	10,790	-		10,790	-	-		10,790
Other income, net	426	-	426	-	-		426	-	-		426
Total other expenses	(10,896)	(16,891)	(27,787)	(55,338)	12,985		(70,140)	-	(8,719)		(78,859)
Income (loss) from continuing operations	(38,955)	18,260	(20,695)	14,874	(69,350)		(75,171)	53,037	(56,173)		(78,307)
Net income (loss) from continuing operations attributable to non-controlling interests	255	(881)	(626)	27	2,627	(12)	2,028	-	151	(12)	2,179
Net income (loss) from continuing operations attributable to stockholders	(38,700)	17,379	(21,321)	14,901	(66,723)		(73,143)	53,037	(56,022)		(76,128)

Discontinued operations:
Loss from operations of held for sale properties	(145)	-	(145)	(1,372)	-		(1,517)	-	-		(1,517)
Loss on held for sale properties	(600)	-	(600)	-	-		(600)	-	-		(600)
Loss on investments, net	-	-	-	(15,229)	-		(15,229)	-	-		(15,229)
Net loss from discontinued operations	(745)	-	(745)	(16,601)	-		(17,346)	-	-		(17,346)
Net from discontinued operations attributable to non-controlling interests	46	-	46	-	801		847	-	-		847
Net from discontinued operations attributable to stockholders	(699)	-	(699)	(16,601)	801		(16,499)	-	-		(16,499)

Net income (loss)	(39,700)	18,260	(21,440)	(1,727)	(69,350)		(92,517)	53,037	(56,173)		(95,653)
Dividends allocable to preferred shares	-	-	-	(10,003)	10,003	(13)	-	-	-		-
Net income (loss) attributable to non-controlling interests	301	(881)	(580)	27	3,428	(12)	2,875	-	151	(12)	3,026
Net income (loss) attributable to stockholders	$(39,399)	$17,379	$(22,020)	$(11,703)	$(55,919)		$(89,642)	$53,037	$(56,022)		$(92,627)

Earnings per share:
Basic	$(0.39)			$(0.17)			$(0.68)				$(0.58)
Fully diluted	$(0.39)			$(0.17)			$(0.68)				$(0.58)

Weighted average common shares:
Basic and diluted	102,514	29,412		67,121			131,926		27,055		158,981

American Realty Capital Properties, Inc.
Notes to Unaudited Pro Forma Consolidated Statements of Operations

(1)	Reflects the historical Statement of Operations of the Company for the period indicated. The balances for the year ended December 31, 2012 reflect the effect of the February 2013 merger of the Company and American Realty Capital Trust III, Inc. (“ARCT III”) as presented in the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on May 8, 2013.

(2)	Adjustments reflect the annualization of certain ARCP lease rental income, lease asset depreciation and amortization and interest expense on additional financing used for acquisitions for ARCP property acquisitions made in 2012 and up to May 31, 2013 as if they were made at the beginning of each period.

(3)	Reflects the historical Statement of Operations of CapLease for the periods indicated. Certain balances reported in CapLease’s December 31, 2012 audited financial statements have been reclassified to conform to ARCP’s presentation.

(4)	Adjustments and pro forma balances reflect adjustments related to the acquisition of CapLease by the Company.

(5)	Reflects the historical balances of the GE Capital Portfolio.

(6)	Adjustments reflect adjustments related to the acquisition of the GE Capital Portfolio by the Company.

(7)	Adjustment reflects an adjustment to straight-line rent for the CapLease properties and GE Capital Portfolio as if the properties had been acquired at the beginning of each period.

(8)	Adjustment represents expenses of CapLeases equity compensation plan for outstanding restricted shares. As part of the Merger agreement, all unamortized restricted shares will become fully vested and therefore this expense will no longer be recognized.

(9)	Adjustment reflects the depreciation and amortization expense that would have been recorded if the CapLease properties and GE Capital Portfolio had been acquired as of the beginning of each period based on the estimated fair values assigned to each asset class.

(10)	Adjustment reflects recognition of full contractual asset management fees due to the Company’s external manager, if the external manager had charged these fees in each period. Fees are 0.50% annually for average unadjusted book value of real estate assets up to $3.0 billion and 0.40% annually for assets in excess of $3.0 billion.

(11)	Adjustment to interest expense represents the amortization of debt fair value adjustments.

(12)	Adjustment represents the allocation to non-controlling interests for the net effect of the Merger and acquisition of the GE Capital Portfolio as well as adjustments related thereto.

(13)	Adjustment reflects the redemption of CapLease’s preferred stock.

(14)	Adjustment represents interest on the additional $363.3 million to increase to the Company’s unsecured credit facility at an estimated interest rate of 2.40%. Borrowings will be used for the acquisition of the GE Capital Portfolio.

(15)	Weighted average shares include the pro forma effect of certain transactions which occurred in conjunction with the Company's merger with ARCT III in February 2013 including the repurchase of 27.7 million shares of common stock, based on the conversion ratio of 0.95 share of ARCP common stock to 1 share of ARCT III common stock in conjunction with the merger of ARCP and ARCT III in February 2013. Excludes the effect of restricted shares and partnership equity units convertible to common stock as the effect would be anti-dilutive.

American Realty Capital Properties, Inc.

Unaudited Supplementary Information

(In thousands except per share data)

The following unaudited supplementary information presents certain information related to management's intentions to repay certain obligations of CapLease upon the consumation of the merger and their effect on net income and funds from operations and adjusted funds from operations, as well as managments estimates of the expected cost savings for general and administrative expense resulting from the elimination of duplicative costs and processes. These adjustments are not required by the merger agreement between the Company and CapLease (the “Merger Agreement”) but were contemplated by management when entering into the Merger Agreement. There can be no assurances that management will satisfy these obligations or that the Company will realize the expected costs savings detailed below once the Merger is comsumated, nor can their be any assurance of the timing of the Company's satisfaction of these obligations or implementation of costs saving strategies.

	Three Months Ended March 31, 2013			Year Ended December 31, 2012
	ARCP Historical	ARCP Pro Forma Including Caplease	ARCP Pro Forma Including CapLease and GE Capital Portfolio	ARCP Historical	ARCP Pro Forma Including Caplease	ARCP Pro Forma Including Caplease and GE Capital Portfolio

Unaudited pro forma net loss attributable to stockholders	$-	$(137,042)	$(136,394)	$-	$(89,669)	$(92,627)
General and administrative expense savings	-	3,019	3,019	-	11,142	11,142
Expense savings from the early termination of $609.2 million of CapLease debt	-	8,399	8,399	-	33,595	33,595
Adjustment for reduced amortization of CapLease fair value adjustments	-	(1,223)	(1,223)	-	(4,893)	(4,893)
Expected interest expense on $257.3 million additional borrowing on the Company's unsecured credit facility used to fund debt and preferred stock repayments	-	(1,544)	(1,544)	-	(6,175)	(6,175)
Amount attributed to minority interests	-	(510)	(510)	-	(1,624)	(1,624)
Adjusted net loss attributable to stockholders		(128,901)	(128,253)		(57,624)	(60,582)

Unaudited Pro Forma Funds From Operations and Adjusted Funds From Operations
Adjusted net loss attributable to stockholders	$(137,920)	$(128,901)	$(128,253)	$(39,399)	$(57,624)	$(60,582)
Merger and other transaction costs	137,769	137,769	137,769	2,603	2,603	2,603
Loss on held for sale properties	(14)	(14)	(14)	600	600	600
Realized gain/losses on sale of securities and early extinguishment of debt	(451)	(2,463)	(2,463)	-	(10,790)	(10,790)
Depreciation and amortization	25,109	50,129	61,402	40,700	236,833	281,927
Total Funds from Operations (FFO)	24,493	56,520	68,441	4,504	171,622	213,758

Acquisition related	5,582	5,582	5,582	42,761	42,761	42,761
Core FFO	30,075	62,102	74,023	47,265	214,383	256,519

AFFO adjustments:
Amortization of above and below-market lease asset	63	(406)	(406)	117	(722)	(722)
Amortization of deferred financing costs	1,108	1,332	1,332	841	1,507	1,507
Straight-line rent	(1,370)	937	782	(2,008)	(3,350)	(4,857)
Non-cash equity compensation expense	876	876	876	1,180	1,180	1,180
AFFO	$30,752	$64,841	$76,607	$47,395	$212,998	$253,627

Weighted average common shares (1):
Basic	153,339	210,588	237,643	151,238	208,487	235,542
Fully Diluted	154,322	239,969	267,024	152,289	237,936	264,991

FFO per share:
Basic	$0.16	$0.27	$0.29	$0.03	$0.82	$0.91
Diluted	$0.16	$0.24	$0.26	$0.03	$0.72	$0.81

AFFO per share:
Basic	$0.20	$0.31	$0.32	$0.31	$1.02	$1.08
Diluted	$0.20	$0.27	$0.29	$0.31	$0.90	$0.96

(1)	Weighted average shares include the pro forma effect of the repurchase of 27.7 million shares of common stock, based on the conversion ratio of 0.95 share of ARCP common stock to 1 share of ARCT III common stock in conjunction with the merger of ARCP and ARCT III in February 2013, as well as the hypotentical issuance of an additional 27.8 million shares of common stock at $16.40 per share to fund the anticipated early termination of debt and repayment of preferred stock detailed in the adjustments detailed above.

The actual issuance of common stock will be based on a number of factors including the availability of capital under the Company's existing line of credit, availability of capital with new borrowing instruments, as applicable, and the opportunity to further issue preferred securities.